Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Patient Access Solutions, Inc.

We have audited the accompanying balance sheets of Patient Access Solutions, Inc. as of December 31, 2006 and 2007, and the related statements of operations, stockholders’ deficit, and cash flows for the year ended December 31, 2007 and the period April 3, 2006 (inception) through December 31, 2006. Patient Access Solutions, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Patient Access Solutions, Inc. as of December 31, 2006 and 2007, and the results of its operations and its cash flows for the year ended December 31, 2007 and the period April 3, 2006 (inception) through December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The financial statements are presented on the basis that the Company is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company has incurred operating losses since its inception. This condition raises substantial doubt as to the Company’s ability to continue as a going concern.

/s/ Jewett, Schwartz, Wolfe & Associates

April 7, 2008

Patient Access Solutions, Inc

Balance Sheet’s

	December 31,
	2007	2006
ASSETS
CURRENT ASSETS:
Cash	$943	$6,722
Accounts receivable, net	44,185
Prepaid rent	12,083
Due from related party	—	45,600
Inventory	19,250	6,000
Current portion of investment in sales type leases	216,503
Other current assets	1,000	15,612

Total currents assets	293,964	73,934
Property and equipment, net	303,966	115,948
Long term portion of investment in sales type leases	505,173	—

TOTAL ASSETS	$1,103,103	$189,882

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Account payable	$125,136	$8,386
Payroll taxes payable	76,599	—
Current portion of obligation under capital lease	216,335	—
Note payable	553,000	—

Total current liabilities	971,070	8,386
Long term portion of obligation under capital lease	505,391	—
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ DEFICIT
Common stock no par value 200 shares authorized 200 shares issued and outstanding. respectively	—	—
Additional paid-in capital	377,407	247,000
Accumulated deficit	(750,765)	(65,504)

TOTAL STOCKHOLDERS’ DEFICIT	(373,358)	181,496

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,103,103	$189,882

See accompanying notes to financial statements.

Patient Access Solutions, Inc

Statements of Operations

	For the Year Ended December 31, 2007	For the period April 3, 2006 (Inception) to December 31, 2006
REVENUES:
Sales of equipment	$292,292	$219,991
Credit card processing revenue	30,351	—

Total revenues	322,643	219,991
Cost of goods sold	108,773	89,463

Gross Profit	213,870	130,528
OPERATING EXPENSES:
General and administrative expenses	805,533	184,204
Depreciation	23,657	11,828

TOTAL OPERATING EXPENSES	829,190	196,032

Net loss from operations	(615,320)	(65,504)
OTHER EXPENSES:
Interest expense	69,941	—

Total other expenses	69,941	—
Net loss before income taxes	(685,261)	(65,504)

Income taxes	—	—

NET LOSS	$(685,261)	$(65,504)

Weighted average number of common shares outstanding Basic and Fully Diluted	200	200

Basic and Fully diluted net loss per share	$(3,426.31)	$(327.52)

See accompanying notes to financial statements.

Patient Access Solutions, Inc

Consolidated Statement of Changes in Stockholders’ Deficit

For the Years Ended December 31, 2007 and the Period April 3, 2006 (Inception) to December 31, 2006

	No Par Value Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount
April 3, 2006 (Inception)	—	$—	$—	$—	$—
Issuance of common stock to founder	200	—	—	—	—
Capital contribution of equipment	—	—	187,000	—	187,000
Capital contribution of cash			60,000	—	60,000
Net Loss from April 3, 2006 (Inception) to December 31, 2006				(65,504)	(65,504)

Balance December 31, 2006	200	$—	$247,000	$(65,504)	$181,496
Capital contribution of equipment	—	—	130,407	—	130,407
Net loss for the year ended December 31, 2007	—	—	—	(685,261)	(685,261)

	200	$—	$377,407	$(750,765)	$(373,358)

See accompanying notes to financial statements.

Patient Access Solutions, Inc.

Statement of Cash Flows

	For the Year Ended December 31, 2007	For the period April 3, 2006 (Inception) to December 31, 2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(685,261)	$(65,504)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	23,657	11,828
Capital contribution of services	—	20,000
Increase in reserve for uncollectible accounts receivable	2,000	—
Changes in operating assets and liabilities		—
Increase in accounts receivable	(46,185)	—
(Increase) / decrease in inventory	(13,250)	34,118
(Increase) / decrease in other assets	14,612	(15,612)
Increase in prepaid rent	(12,083)	—
Increase in accounts payable and accrued expenses	116,750	8,392
Increase is payroll taxes payable	76,599	—

CASH FLOWS USED IN OPERATING ACTIVITIES	(523,161)	(6,778)

CASH FLOWS FROM INVESTING ACTIVITIES
Increase in investment in leases	(721,676)	—
Increase in obligation under capital leases	721,726	—
Due from related part	45,600	(46,500)
Purchase of fixed assets	(81,268)	—

	(35,618)	(46,500)
CASH FLOWS FROM FINANCING ACTIVITIES
Purchase of fixed assets
Proceed from notes payable	553,000	—
Capital contribution of cash	—	60,000

CASH FLOWS FROM FINANCING ACTIVITIES	553,000	60,000

NET DECREASE IN CASH AND CASH EQUIVALENTS	(5,779)	6,722
CASH AND CASH EQUIVALENTS, Beginning	6,722	—

CASH AND CASH EQUIVALENTS, Ending	$943	$6,722

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
Interest paid	$—	$—

Income taxes	$—	$—

Capital contribution of equipment	$130,407	$127,776

See accompanying notes to financial statements.

PATIENT ACCESS SOLUTIONS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2007

NOTE 1. ORGANIZATION AND BASIS OF PRESENTATION

Patient Access Solutions Inc. was incorporated on April 3, 2006. Recognizing that healthcare is the largest industry in the world and that it offers many opportunities to capture data and complete transactions electronically, the Company began to apply its technology knowledge in this marketplace. Patient Access Solutions, Inc., as a technology solutions provider is focused on quality and service within the healthcare community, with an overall focus of using innovative and secure technology to facilitate their client’s needs. Patient Access Solutions and PASHealth.com are hereafter referred to as (the “Company”).

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

PRINCIPLES OF CONSOLIDATION

The financial statements include the accounts of the Company for the year ending 2007 and the period from April 3, 2006 (Inception ) to December 31, 2006. There are no subsidiaries of the “Company”

REVENUE RECOGNITION

The Company recognizes revenue when earned in accordance with Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition, and Emerging Issues Task Force (“EITF”) 00-21, Revenue Arrangements with Multiple Deliverables . Revenue is recognized when persuasive evidence of an arrangement exists, product delivery and installation and configuration has occurred or services have been rendered, the price is fixed or determinable and collectibility is reasonably assured. For product sales, revenue is not recognized until title and risk of loss have transferred to the customer. The Company’s revenue arrangements, with multiple elements (if any) are divided into separate units of accounting if specified criteria are met, including whether the delivered element has stand-alone value to the customer and whether there is objective and reliable evidence of the fair value of the undelivered items. The consideration received is allocated among the separate units based on their respective fair values, and the applicable revenue recognition criteria are applied to each of the separate units.

The Company follows SFAS No. 13, Accounting For Leases, for its sales-type lease agreements. Under the Company’s sales-type leases, customers purchase terminals from the “ Company”. The purchase price of the terminal includes all installation and programming. . In accordance with SFAS No. 13, the minimum lease payment, less the unearned interest income, which is computed at the interest rate implicit in the lease agreement, is recorded as the net investment in sales-type leases. The Company recognizes equipment revenue under sales-type lease agreements either at installation in accordance with the agreed upon contract terms. .

In addition, the Company reviews and assesses the net realizability of its investment in sales-type leases at each reporting period. This review includes determining, on a customer specific basis the future realizability of the collection of the lease payments.

As of December 31, 2007, the Company does not consider any sales-type lease agreement, an impaired asset.

Under the Lease agreement at the end of the lease period the customer has to either renew the lease or return the equipment to the “ Company” . The terminals that were leased will be refurbished and reprogrammed and can then be further leased and or sold to other customers of the “ Company” .

Revenue types:

1.	Leases the terminals to its customers through a third party leasing company. The leasing company is then invoiced for the Gross amount of the lease payments, less the leasing company’s fees for advance funding of the lease. The “Company’s” agreement with the leasing company(s) provides no recourse if the lessee defaults on the lease for any reason. Revenue is recognized when the equipment is installed. At year end an accrual will be made for any installed equipment at customer’s premises for which payment has not been received.

2.	The Company rents terminals to its customers. The “Rental Agreement” is generally for an average of forty months.

3.	The Company also bills it’s leasing and rental customers for various transaction fees for certain types of transactions processed through the terminals. These transactions fees include government eligibility transactions, claims transactions and credit card transactions.

4.	The Company also offers a web based portal solution. The Company receives payments for all web based portal services through as 36-48 month Subscription agreements and additional residual transaction revenue generated through the system from the healthcare providers for these transactions.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At December 31, 2007 and 2006, cash and cash equivalents included cash on hand and cash in the bank.

ACCOUNTS RECEIVABLE

The Company is required to estimate the collect ability of its accounts receivable as noted on the Balance Sheet and under the guidelines of FASB 13. The Company’s reserve for doubtful accounts is estimated by management based on a review of historic losses and the age of existing receivables from specific customers.

CONCENTRATION OF CREDIT RISK

Of the approximately $47,000 of Accounts Receivable at year end 2007 about $28,000 is due from one customer. Thus approximately 59% is due from one customer. The “Company” has not had any collection problem from this customer. It collected rental income and transaction fees 90 days after billing throughout 2007. Management believes that will continue to adhere to payment on or about 90 days after billing.

USE OF ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVENTORIES

The Company’s inventories consist of both new and refurbished point of service terminals. Inventories are stated at lower of cost or market.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful life.

ADVERTISING COSTS

Advertising costs are expensed as incurred. Total advertising costs charged to operations for the years ended December 31 2007 $4,941.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the balance sheet for cash, receivables, accounts payable, accrued expenses and notes payable approximate fair value based on the short-term maturity of these instruments.

INCOME TAXES

At December 31, 2007 and 2006 we had deferred tax assets principally arising from the net operating loss carry forwards for income tax purposes multiplied by an approximate expected rate of 40.5%. As management of the Company cannot determine that it is more likely than not that we will realize the benefit of the deferred tax assets, a valuation allowance equal to the deferred tax asset has be established at December 31, 2007. The valuation allowance increased approximately $24,000 in 2006 and $304,000 in 2007, primarily because of the Company’s inability to utilize net operating losses. The significant components of the deferred tax asset at December 31, 2007 and 2006 were as follows:

	December 31,
	2007	2006
Deferred tax assets:
Operating loss carryovers	$304,000	$24,000
	—	—

Deferred tax asset	304,000	24,000
Valuation allowance	(304,000)	(24,000)

Net deferred tax	$—	$—

Since the company had a loss of $65,504 from the period of April 3, (Inception) to December 31, 2006 and $685,261 for the year ended December 31, 2007 there are no income tax liabilities and a NOL (Net Operating Loss) carry forward of $750,765.

BUSINESS SEGMENTS

The Company operates in the Technology Sector in the Healthcare Information Services Industry.

NEW ACCOUNTING PRONOUNCEMENTS

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company’s future reported financial position or results of operations.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”. This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the non-controlling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained non-controlling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS No. 160 affects those entities that have an outstanding non-controlling interest in one or more subsidiaries or that deconsolidate a subsidiary. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

NOTE 3. ACCOUNTS RECEIVABLE

Accounts receivable at December 31, 2007 consisted of the following:

Accounts receivable	$46,185
Less allowance for doubtful accounts	(2,000)

Accounts receivable, net	$44,185

During the year ended December 31, 2007 the Company increased, its allowance for doubtful accounts to $2,000.

NOTE 4. PROPERTY AND EQUIPMENT

At December 31, 2007 property and equipment consisted of the following:

Computer equipment	$110,645
Rental Terminals	204,215
Furniture/Fixtures	24,591
Less accumulated depreciation	(35,485)

$303,966

Depreciation expense for the year ended December 31, 2007 and the period April 3, 2006 (Inception to December 31, 2006 were $23,657 and 11,828, respectively.

NOTE 5 INVESTMENTS IN SALES TYPES LEASES

The Company leases equipment to customers under sales-type leases. The components of the Company’s net investment in sales-type leases are as follows at December 31, 2007 is as follows:

Total minimum lease payments receivable	$804,665
Less:
Unearned interest income	82,989
Allowance for lease payments

Net investment in sales-type leases	721,676
Less — current portion	216,503

$505,173

Future minimum lease payments due under non-cancelable leases as of December 31, 2007 are as follows:

2008	$241,400
2009	225,360
2010	225,360
2011	112,245
2012	—

$804,365

NOTE 6. . PAYROLL TAX ES PAYABLE

As of December 31, 20007 the Company has an unpaid tax liability for payroll taxes of $75,599. On February 25, 2008 $34,040 was paid to the Internal Revenue Service for 2007 Federal Taxes payable

NOTE 7. COMMITMENTS AND CONTINGENCIES

Lease agreements

The Company sub-leased a facility, on an annual basis, under a lease which expired December 2007. Rent expense for the twelve months ending December 31, 2007 was $28,331. The Company has moved to a newer, larger facility and sub-leases its facility, on an annual basis, under a lease expiring December 2012. The rental expense for 2008 will be $72,516.

NOTE 8. NOTES PAYABLE

From February 2007 through December 2007, we received gross proceeds of $553,000 in connection with a financing provided by an unrelated party. In connection with the financing, we issued secured promissory notes in the original principal amount of $553,000 (the “Note”). The Note bears interest at the rate of

12% per year, payable monthly in arrears and was to become due and payable on February 15, 2008. The Company signed an extension agreement with the note holder extending the due date to April 15, 2008. As part of the extension agreement the Company granted shares equal to 2% of the common stock issued and outstanding at the time.

NOTE 9. EQUITY TRANSACTIONS

COMMON STOCK AND WARRANTS

The Company is authorized to issue 200 shares of $0.00 par value stock. In April 2006 the Company issued 200 shares of common stock.

CAPITAL CONTRIBUTIONS

During the year ended December 31, 2006 a related party contributed equipment valued at $127,776, Inventory of $39,224, services of $20,000 and cash of $60,000.

During the year ended December 31, 2007 a related party contributed equipment valued at $130,407.

NOTE 10. GOING CONCERN

As reflected in the accompanying financial statements, the Company has a net, loss of $685,261 for the year ended December 31, 2007, a working capital, deficiency of $179,406, a stockholders’ deficiency of $373,358. These factors raise substantial doubt about the Company’s ability to continue as a going, concern.

While the Company believes in the viability of its strategy to improve sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent on the Company’s ability to further implement its business plan, generate revenue, and secure additional financing. The Company believes it is taking actions to further implement its business plan and generate revenue, including additional financing which the Company is currently pursuing, but the Company will not be able to continue as a going concern in the absence of obtaining sufficient funding. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 11. SUBSEQUENT EVENT

On March 31, 2008, The Company entered into an Agreement and Plan of Merger whereby the Company reversed merged with a public entity. Pursuant to the terms and conditions of the Merger Agreement, the shareholders of The Company received an aggregate of 2,800,000 shares of Company Common Stock